Exhibit 99.1

8400 E. Crescent Parkway, Suite 600 Greenwood Village, Colorado 80111 (303) 784-5350 www.gatossilver.com

GATOS SILVER REPORTS RECORD TONNAGE AND METAL PRODUCTION DURING SECOND QUARTER 2021

Denver, CO — July 7, 2021 — Gatos Silver, Inc. (NYSE/TSX: GATO) (“Gatos Silver” or the “Company”) is pleased to report record production from the 70%-owned Cerro Los Gatos mine (“CLG”) during the second quarter of 2021 (”Q2”).

CLG Q2 Operating Performance

Gatos Silver achieved strong operating performance in Q2 at the CLG mine which produced a quarterly record of 240,047 ore tonnes. The plant achieved record throughput processing 230,656 tonnes, exceeding the first quarter 2021 (“Q1”) performance by 13%.

CLG production highlights are summarized below:

CLG Production (100% Basis)	Q2 2021	Q1 2021	2020 FY
Tonnes mined (wmt - unreconciled)	240,047	209,832	652,739
Tonnes milled (dmt - reconciled)	230,656	203,479	667,422
Tonnes milled per day (dmt)	2,535	2,261	1,829
Average Grades
Silver grade (g/t)	322	261	229
Gold grade (g/t)	0.35	0.32	0.42
Lead grade (%)	2.51	2.00	2.27
Zinc grade (%)	4.41	3.24	3.64
Contained Metal
Silver ounces (millions)	2.1	1.5	4.2
Gold ounces - in lead conc. (thousands)	1.5	1.1	4.9
Lead pounds - in lead conc. (millions)	11.2	7.6	27.4
Zinc pounds - in zinc conc. (millions)	14.5	8.7	34.2
Recoveries (combined lead and zinc conc.)
Silver	89%	85%	84%
Gold	63%	60%	62%
Lead	90%	87%	87%
Zinc	75%	71%	73%

Stephen Orr, Chief Executive Officer, stated “CLG’s impressive Q2 mine and plant performance produced record results. Mine development during Q2 accessed the expected higher-grade ore forecast to be mined during 2021 and the plant production averaged a record 2,535 tonnes per day, above the design capacity of 2,500 tonnes per day. Record recoveries for silver, lead and zinc achieved in the quarter were also well above design. The higher tonnage and ore grades combined with the plant’s higher throughput and metals recoveries yielded record metals production. As demonstrated by our excellent Q2 performance, we are progressing well against our 2021 production guidance.”

Financial Results Webcast and Conference Call

Gatos Silver will host a webcast and conference call to discuss its Q2 financial results on August 9, 2021 at 12:00 p.m. Eastern Time.

Conference Call Details:

To register for this conference call, please use this link: http://www.directeventreg.com/registration/event/6861556.

After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes for entry. Registration is open through the live call. To ensure you are connected for the full call we suggest registering a day in advance or at minimum 10 minutes before the start of the call.

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Webcast Details:

Title: Gatos Silver Q2 2021 Earnings Call

URL: https://event.on24.com/wcc/r/3190392/8CE678111DF7A4727D06ACDBE0D566D5

A replay of the webcast will be available following the conference call on the Company’s website, www.gatossilver.com.

About Gatos Silver

Gatos Silver is a silver dominant exploration, development and production company that discovered a new silver and zinc-rich mineral district in southern Chihuahua State, Mexico. To-date, 14 zones of mineralization have been defined within the district and all are characterized by silver-zinc-lead epithermal mineralization. More than 85% of the approximately 103,087-hectare mineral rights package has yet to be drilled, representing a highly prospective and underexplored district. The Company recently built and commissioned its first operating mine and mineral processing plant at the Cerro Los Gatos deposit.

Forward-Looking Statements

This press release contains statements that constitute “forward looking information” and “forward-looking statements” within the meaning of U.S. and Canadian securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding the expected average annual production are forward-looking statements. Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors described in our filings with the U.S. Securities and Exchange Commission and Canadian securities commissions. Certain forward-looking statements are based on assumptions, qualifications and procedures which are set out only in the technical report entitled “Los Gatos Project, Chihuahua, Mexico,” dated July, 2020 with an effective date of July 1, 2020 (the “Los Gatos Technical Report”) filed with the U.S. Securities and Exchange Commission and Canadian securities commissions. Scientific and technical disclosures in this press release were approved by Philip Pyle, Vice President of Exploration and Chief Geologist of Gatos Silver who is a “Qualified Person,” as defined in NI 43-101 Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators. For a complete description of assumptions, qualifications and procedures associated with such information, reference should be made to the full text of the Los Gatos Technical Report. Gatos Silver expressly disclaims any obligation or undertaking to update the forward-looking statements contained in this press release to reflect any change in its expectations or any change in events, conditions, or circumstances on which such statements are based unless required to do so by applicable law. No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this press release.

Investors and Media Contact

Adam Dubas
Chief Administrative Officer
investors@gatossilver.com
(303) 784-5350

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